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                                                                   EXHIBIT 10.8


January 5, 1995

                               AGREEMENT BETWEEN

                 ACACIA RESEARCH CORPORATION AND PAUL RYAN

The following sets forth the terms and conditions of the agreement between Acacia Research Company (referred to as "Acacia") and Paul Ryan (referred to as "Ryan").

Whereas "Acacia" is a corporation registered as an investment advisor with the Securities & Exchange Commission which plans to utilize its proprietary computer models for selecting stocks and other financial assets in managing money through a series of limited investment partnerships (referred to as "Funds") and plans to become a corporate general partner of such "Funds", and

Whereas "Ryan" who by virtue of his prior experience as a general partner of a "Fund" and his successful completion of required NASD exam criteria meets the regulatory requirements of a "Fund" general partner and has agreed to become a general partner of "Funds" with "Acacia" and will work with "Acacia" in creating said "Funds" and has agreed to be the portfolio manager of these "Funds".

The parties agree to the following:

"Acacia" and "Ryan" will both be general partners of the Acacia Fund, L.P., now in legal formation, and to a companion offshore "fund" to be formed, and future "Funds" which the parties may establish.

"Acacia" will be responsible for:

1. Providing the proprietary computer models and the continual information those models generate, which will be utilized by "Ryan" as the portfolio manager in selecting stocks and mutual funds which the "Fund" will hold as either long or short positions.

2. Be responsible as the corporate general partner for the maintenance of accurate records of the dissemination of Offering Circulars and storage of investor Subscription Agreements.

3. The financial costs of the legal formation of the Funds, which will be amortized over 5 years as expenses of the Fund.

"Ryan" will be responsible for:

1. Preparing the Fund's Partnership Agreement and Offering Circular in collaboration with the legal counsel of Shartsis, Friese & Ginsburg and the independent auditor review by Coopers & Lybrand.

2. Providing "Acacia" with an accurate record of the distribution of Offering Circulars and properly executed Subscription Agreements from limited partners.

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January 5, 1995

3. Conduct the day to day activities of the Fund, including primary asset allocation decisions, made with the input from "Acacia's" computer models, execution of equity trades, and accurate records of the "Fund's" investment positions, which will be available to "Acacia" on a daily basis.

4. Determine when the "Fund" will utilize any leverage in its investment positions, within the limits provided for by the "Fund's" partnership agreement.

"Acacia" and "Ryan" will be jointly responsible for:

1. The marketing of investment partnership interests to parties known to them.

2. The selection of a "Prime Broker", who will be the custodian of the "Fund's" assets and clearing agent for all of the "Fund's" trading activities.

3. Issuance of Quarterly Reports to limited partners and overseeing the annual certified audit and issuance of appropriate tax information to limited partners.

4. Providing the independent auditor with the information required to instruct the "Fund's" custodian to pay the appropriate quarterly management fee to "Acacia".

The parties further agree that "Acacia" shall receive a 75% proration of the performance fee for acting as a general partner of the "Fund" and "Ryan" shall receive a 25% proration for his participation as a general partner. It is intended that the performance fee will be 20% of the realized and unrealized gains of the "Fund" for each one year measurement period.

The Parties further agree that "Acacia" and "Ryan" will receive a similar 75%/25% proration of the annual 1% management fee, once the "Fund's" capital exceeds $5 million. Until the "Fund" reaches the $5 million threshold, "Acacia" will receive 100% of the management fee.

It is further agreed that "Acacia" will reimburse "Ryan" for pre-approved reasonable expenses, including on-line quote service and telephone.

1. "Acacia" will also compensate "Ryan" a total of $9,000 during the months of January and February 1995 for his efforts in organizing the "Fund".

2. The parties agree that if either party voluntarily resigns as a general partner of the "Fund", they shall receive a pro-rata share of annual compensation, based upon the number of months during the year that they served as a general partner.

     In the event of the death of "Ryan" or the corporate dissolution of "Acacia", each party would receive its normal compensation for the full year in which the involuntary resignation occurs, and no compensation thereafter.

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January 5, 1995

The Parties agree that any dispute which may arise regarding their activities as general partners of "Funds" will be settled by arbitration.

The parties may mutually agree to modify this agreement at any time.

Agreed to:


  /s/ R. Bruce Stewart                      /s/ Paul R. Ryan
-----------------------------              -----------------------------
R. Bruce Stewart, President                Paul R. Ryan
Acacia Research Corporation